Share Purchase Agreement Supplemental Agreement

《股权收购协议》补充协议

甲方 Party A: Zoom technologies, Inc.

注册地址 Registered Address：C/o The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, US

乙方：北京注目文化传播有限公司

Party B: Beijing Zhumu Culture Communication Co., Ltd.

地址：北京市朝阳区管庄乡 1 号 1 幢 1 层 1185 号

Address: Suite 1185, 1st Building, No. 1, Guanzhuang, Beijing Chaoyang District

一、背景信息及补充条款

Background Information and Supplements

1、甲方、乙方于 2012 年 12 月 31 日签订《股权收购协议》（简称"主协议"）。主协议约定乙方收购甲方所持有的北京景山创新通信技术有限公司，天津通广集团数字通信有限公司，香港润盛有限公司，天朝数码娱乐有限公司股权。

Party A and Party B signed a "Share Purchase Agreement" (The "Mater

Agreement") on December 31, 2012. In the Master Agreement, Party B shall acquire party A's four subsidiaries, which including Beijing Nollec Wireless Co., Ltd., Tianjin Tongguang Group Digital Communication Co., Ltd., HK Profit Harvest Co., Ltd., and Celestial Digital Entertainment Ltd.

2、至今，甲方已收到乙方支付的款项共计 RMB200,000,000.-（人民币贰亿元整）(简称"全部款项")，其中包括预付款项 RMB80,000,000.-（人民币捌仟万元整）（"预付款"）已实际支付给甲方使用。为保证乙方利益，其他款项共计 RMB120,000,000.-(人民币壹亿贰仟万元整)（"共管款项"）由甲乙双方委托新时代信托股份有限公司进行管理。Until now, Party A has received a total payment of RMB 200,000,000 (RMB 200 Million) (referred to as "total payment") from Party B, including advance payment of RMB 80,000,000 (RMB 80 Million) (referred to as "advance payment"), which has been wired to Party B. In order to ensure Party B's benefits, upon mutual consent, the rest of the proposed payment in total RMB 120,000,000 (RMB 110 Million) has been deposited into an escrow account managed by New Times Trust Holding Co., Ltd. (referred to as "escrow funds")

3、甲乙双方已于 2012 年 12 月 14 日完成香港润盛有限公司及其子公司天朝数码娱乐有限公司交割的全部手续，包括支付对价及缴纳印花

税等，对价为USD23，000，000.-(美元贰仟叁佰万元整)，折合RMB144，716，000.-(人民币壹亿肆仟肆佰柒拾壹万陆仟元整) 。约定汇率：2012年12月14日美元兑人民币中间价6.292；

On December 14, 2012, Party B acquired two subsidiaries of Party B, including HK Profit Harvest Co., Ltd., and Celestial Digital Entertainment Ltd., for a consideration of USD 23,000,000 (USD 23 Million), convert to RMB 144,716,000. Agreed exchange rate: U.S. Dollar against Chinese Yuan central parity 6.27 on December 14, 2012. The consideration and stamp duty has been fully paid. The transaction is closed.

4、甲乙双方已于2013年5月4日通过收购北京景山创新通信技术有限公司的香港母公司Ever Elite Corporation Limited完成对北京景山创新通信技术有限公司的交割，包括支付对价及缴纳印花税等，对价为USD500，000.-（美元伍拾万元整）。折合RMB3,135,000.-(人民币叁佰壹拾叁万伍仟元整)。约定汇率：2013年5月4日美元兑人民币中间价6.27；

On May 4, 2013, Party B acquired Beijing Nollec Wireless Co., Ltd., one of Party A's subsidiary, through its HK parent company Ever Elite Corporation Ltd., for a consideration of USD 500,000 (UDS 0.5 Million), convert to RMB 3,135,000 (RMB 3.135 Million). Agreed exchange rate: U.S. dollar against Chinese Yuan central parity 6.27 on May 4, 2012. The consideration and stamp duty has been fully paid. The transaction is closed.

5、由于天津通广集团数字通信有限公司股权中含有 20%中国国有股份，根据中国国内法律、法规，天津通广集团数字通信有限公司转让股权，需要经过价值评估、中国国资委审批、挂牌交易、税务评估及税费缴纳等手续，交易时间过长，并且交易成本及甲乙双方税务负担过重，因此至今尚未完成交割。

Due to Tianjing Tongguang Group Digital Communication Co., Ltd. contains 20 % of China state-owned shares, according to Chinese laws and regulations, transfer of ownership in this situation, shall go through government evaluation, China SASAC approval, listing, tax assessment, taxes payment and other necessary procedures. This transaction is not closed, due to the prolonged process, extra transaction costs and excessive tax burden on both parties.

由于交易时间拖延过长，乙方将其在主协议中未执行完的权利、义务与责任部分，既对天津通广集团数字通信有限公司股权收购部分相关权利、义务与责任转让给第三方。甲方确认，同意乙方将其对天津通广集团数字通信有限公司 80%的股权的购买权及其全部权利、义务与责任，转让给第三方。

Due to the prolonged transaction process, both parties hereby agree as follows: Party A shall transfer/ assign to another qualified buyer of its unperformed rights, obligations and duties under the Master Agreement, which represents the purchase right of 80% shares of Tianjin Tongguang Group Digital Communication Co., Ltd. Party B unequivocally consent to such assignment.

二、交易款项确认及补充条款

Summary of Payment and Supplements

1、甲方已收到乙方总价款 RMB200,000,000.-(人民币贰亿元整);

Party A received total payment of RMB 200,000,000 (RMB 200 Million)

2、甲乙双方已交割资产对价共计 USD23,500,000.-(美元贰仟叁佰伍拾万元整)。折合人民币 RMB147,851,000.-（人民币壹亿肆仟柒佰捌拾伍万壹仟元整）;

The total consideration for the afore mentioned delivered assets is USD 23,500,000, equals to RMB 147,851,000

3、甲乙双同意，立即向新时代信托股份有限公司申请变更RMB120,000,000.-（人民币壹亿贰仟万元整）信托资金的委托管理，使资金可以立即使用。该资金须汇入由甲方指定的账户，并由甲方公司授权两名工作人员代管该资金。

Both parties hereby agree, in order for the escrow funds to be available immediately, a request to change the terms and conditions regarding the escrow funds (RMB 120,000,000) shall be made to New Times Trust Co., Ltd. accordingly. The funds shall be wired into the Party A degsinated bank account, requiring endorsement of two officers of the Party A.

4、甲方在收回委托新时代信托股份有限公司进行管理的资金人民币壹亿贰仟万元整后，甲方可使用已交割资产部分对应的RMB67,851,000.-（人民币陆仟柒佰捌拾伍万壹仟元整）。

Upon receiving of the RMB 120,000,000 escrow funds, Party A shall be able to withdraw RMB 67,851,000, which represents the consideration for the closed transaction.

5、双方确认，对于为交割部分的对价款 RMB52,149,000.-(人民币伍仟贰佰壹拾肆万玖仟元整)，在第三方完成天津通广集团数字通信有限公司 80%的股权交割后，甲方方可使用；此前乙方有权监管该部分款项。

Both parties confirm that the rest of escrow funds RMB 52,149,000 shall be available to Party A only after the 80% of Tianjin Tongguang Group Communication Co., Ltd. company shares has been transferred to a new buyer (assignee). Until the closing day, Party B shall have the authority to monitor the funds.

6、双方确认，虽然乙方用人民币在中国大陆向甲方支付了交易对价，但如果在 2014 年 3 月 15 日前，乙方对于中国大陆境外交割的股权对价，向甲方支付等值的美元，甲方同意向乙方退回已收取的人民币。

Both parties confirm that although Party B made the payment in Chinese

Yuan within mainland China to Party A, Party A shall return the total amount back to Party B, if Party B makes equal payment abroad in USD to Party A for the portion represents the closed oversea transaction before March 15, 2014.

三、争议解决及其他

Disputes Resolution and Others

1. 本补充协议未约定的条款按照主协议的约定执行。

For any terms which are not defined in this Supplemental Agreement, shall be executed in accordance with the agreement stipulated in the Master Agreement.

2. 与本协议有关的解释与争议，依中华人民共和国相关法律解决。

For any disputes arise under this agreement, shall be resolved according to PRC laws.

3. 本协议所述甲方与乙方包括其各自关联方或指定第三方。

Party A and Party B in this agreement shall include their respective affiliates and any designated third parties.

甲方：Zoom Technologies, Inc.	乙方：北京注目文化传播有限公司
Party A:	Party B: Beijing Zhumu Culture Communication Co., Ltd.
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